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                                                             EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 1998 appearing on page F-2 of Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (File No. 333-11703) incorporated by reference in this Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
November 23, 1998